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                                                      EXHIBIT 21
                                      List of Subsidiaries of Chiron Corporation

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                                                                             JURISDICTION OF INCORPORATION
SUBSIDIARY                                                                   OR ORGANIZATION

Cetus Generic Corporation                                                    Delaware, USA
Chiron B.V.                                                                  The Netherlands
       Chiron Blood Testing B.V.                                             The Netherlands
           Chiron Blood Testing S.a.r.l.                                     France
Chiron Blood Testing (Bermuda) Ltd.                                          Bermuda
           Chiron Blood Testing Pty Ltd.                                     Australia
       Chiron Blood Testing Distributor Limited                              Ireland
Chiron IL-2 Technology (Bermuda) Ltd.                                        Bermuda
Chiron GmbH                                                                  Germany
Chiron France S.a.r.l.                                                       France
Chiron Italia S.r.l                                                          Italy
Chiron U.K. Ltd.                                                             United Kingdom
Chiron Iberia S.L.                                                           Spain
Chiron Limited                                                               Hong Kong
Chiron Partners, Inc.                                                        California, USA
Chiron Alpha Corporation                                                     California, USA
Chiron/Cephalon JV                                                           Delaware, USA
Chiron Properties, Inc.                                                      California, USA
Chiron Delta Corporation                                                     Delaware, USA
Chiron Investment Corporation                                                California, USA
PathoGenesis Corporation                                                     Delaware, USA
       PathoGenesis, Ltd.                                                    United Kingdom
       PathoGenesis Canada, Ltd.                                             Canada
       PathoGenesis France S.a.r.l.                                          France
       PathoGenesis B.V.                                                     The Netherlands
       PathoGenesis Espana, S.L.                                             Spain
       PathoGenesis Portugal                                                 Portugal
Chiron (Bermuda) Ltd.                                                        Bermuda
Chiron Redevelopment Corp. & Co. KG                                          Germany
31. Corsa Verwaltungsgesellschaft mbH                                        Germany
        Chiron Behring GmbH & Co                                             Germany
        Chiron Behring Verwaltungsgesellschaft mbH                           Germany
Chiron S.p.A.                                                                Italy
     Istituto Vaccinogeno Pozzi S.p.A.                                       Italy
Chiron Mimotopes U.S.                                                        California, USA
Chiron Redevelopment Corporation                                             Missouri, USA
Chiron Foreign Sales Corporation                                             U.S. Virgin Islands
Chiron Funding LLC                                                           Delaware, USA
Chiron Funding Corporation                                                   Delaware, USA
Biocent Insurance Company, Inc.                                              Hawaii, USA
Chiron AB                                                                    Sweden
Chiron Vision Canada, Inc.                                                   Canada
Chiron Behring Vaccines Limited (51%)                                        India
Chiron Limited (50%)                                                         Hong Kong
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